Morgan Stanley Global Fixed Income Opportunities Trust
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased: ING US Inc. 5.650% due 5/15/2053
Purchase/Trade Date: 5/13/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.043
Percentage of Fund's Total Assets: 0.38
Brokers: Barclays Capital Inc, JP Morgan Securities LLC,
Merrill, Lynch, Pierce, Fenner & Smith Incorporated, RBS
Securities, Inc., Citigroup Capital Markets Inc., Credit
Suisse Securities (USA) LLC, Deutsche Bank Securities
Inc., ING Financial Markets LLC, RBC Capital Markets,
LLC, SunTrust Robinson Humphrey, Inc., US Bancorp
Investments, Inc., BNY Mellon Capital Markets, LLC,
Credit Agricole Securities (USA) Inc., Lloyds Securities,
Inc., Mitsubishi UFJ Securities (USA), Inc., nabSecurities,
LLC, Natixis Securities America, LLC, Nomura Securities
International, Inc., PNC Capital Markets LLC, Scotia
Capital  (USA) Inc., Standard Chartered Bank, Wells Fargo
Securities, LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Kingdom of Spain 4.400% due
10/31/2023
Purchase/Trade Date: 5/14/2013
Offering Price of Shares: EUR 99.596
Total Amount of Offering: EUR 7,000,000,000
Amount Purchased by Fund: EUR 700,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 1.11
Brokers: Barclays Bank PLC, Citigroup, Goldman, Sachs
International Bank, Credit Agricole CIB, BNP Paribas,
Credit Suisse, JP Morgan, Cecobank, Societe Generale
Corporate and Investment Bank, Nomura, The Royal Bank of Scotland, Caixabank, Deutsche Bank, Santander Global
Banking and Markets, Banco Bilbao Vizcaya Argentaria
S.A., HSBC, Bankia Commerzbank, Morgan Stanley,
Bankinter, RBC Capital Markets, Natixis
Purchased from: Banco Santander
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Ukrzaliznytsya 9.500% due
5/21/2018
Purchase/Trade Date: 5/14/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $220,000
Percentage of Offering Purchased by Fund: 0.044
Percentage of Fund's Total Assets: 0.26
Brokers: Barclays, Morgan Stanley, Sberbank CIB
Purchased from:  Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Sanchez Energy Corporation 7.750%
due 6/15/2021
Purchase/Trade Date: 6/10/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.063
Percentage of Fund's Total Assets: 0.30
Brokers: RBC Capital Markets, Credit Suisse, Capital One
Southcoast, BB&T Capital Markets, BBVA Securities,
Iberia, Capital Partners LLC, ING, Mitsubishi UFJ
Securities, Societe Generale, SunTrust Robinson
Humphrey
Purchased from: Royal Bank of Canada
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Rite Aid Corporation 6.750% due
6/15/2021
Purchase/Trade Date: 6/18/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $810,000,000
Amount Purchased by Fund: $345,000
Percentage of Offering Purchased by Fund: 0.043
Percentage of Fund's Total Assets: 0.42
Brokers: Citigroup, BofA Merrill Lynch, Wells Fargo
Securities, Goldman, Sachs & Co., Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: British Airways PLC 4.625% due
6/20/2024
Purchase/Trade Date: 6/25/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $721,610,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.045
Percentage of Fund's Total Assets: 0.39
Brokers:  Citigroup, HSBC, Deutsche Bank Securities,
Morgan Stanley
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Credit Suisse AG 6.500% due
8/8/2023
Purchase/Trade Date: 8/1/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.63
Brokers:  Credit Suisse, Barclays, Societe Generale,
Danske Bank, Santander, UniCredit Bank, ABN AMRO,
Banca IMI, Banco Bilbao Vizcaya Argentaria, S.A., BB
Securities, BMO Capital Markets, BNY Mellon Capital
Markets, LLC, BofA Meill Lynch, Capital One Securities,
CIBC, Citigroup, Commerzbank, Commonwealth Bank of
Australia, Deutsche Bank Securities, Morgan Stanley, nabSecurities, LLC, Rabobank International, RBC Capital
Markets, Scotiabank, SunTrust Robinson Humphrey,
Swedbank AB, TD Securities, US Bancorp, Wells Fargo
Securities
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Air Canada 6.750% due 10/1/20190
Purchase/Trade Date: 9/19/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.063
Percentage of Fund's Total Assets: 0.31
Brokers: JP Morgan, Citigroup, Credit Suisse, Morgan
Stanley, TD Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased: Allied Specialty Vehicles Inc.
8.500% due 11/1/2019
Purchase/Trade Date: 10/16/2013
Offering Price of Shares: $99.417
Total Amount of Offering: $200,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: 0.250%
Percentage of Fund's Total Assets: 0.63%
Brokers: Deutsche Bank Securities, Morgan Stanley,
Goldman, Sachs & Co.
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Exopack Holdings SA 7.875% due
11/1/2019
Purchase/Trade Date: 10/24/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $325,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.077
Percentage of Fund's Total Assets: 0.32
Brokers: Goldman Sachs International, JP Morgan,
Barclays, BofA Merrill Lynch, Investec, Morgan Stanley
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.